EXHIBIT 2(b).10

Dated 18 December 2014

NATIONAL GRID USA

and

NATIONAL GRID NORTH AMERICA INC.

as Issuers

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

as Trustee

AMENDED AND RESTATED TRUST DEED

relating to

National Grid USA

Euro 4,000,000,000

Euro Medium Term Note Programme

arranged by

HSBC Bank plc

Ref: EXM/RR/EE

Linklaters LLP

Table of Contents

Contents		Page

1	Interpretation	1

2	Issue of Instruments and Covenant to Pay	6

3	Form of the Instruments	8

4	Stamp Duties and Taxes	9

5	Application of Moneys Received by the Trustee	10

6	Covenants	10

7	Remuneration and Indemnification of the Trustee	13

8	Provisions Supplemental to the Trustee Acts	15

9	Disapplication and Trustee Liability	19

10	Waiver and Proof of Default	19

11	Trustee not Precluded from Entering into Contracts	19

12	Modification and Substitution	20

13	Appointment, Retirement and Removal of the Trustee	21

14	Instruments held in Clearing Systems	22

15	Currency Indemnity	23

16	Enforcement	23

17	Communications	24

18	Governing Law and Jurisdiction	24

	Schedule 1 Part A Form of Global Certificate	26

	Schedule 1 Part B Form of Certificate	32

	Schedule 2 Terms and Conditions of the Instruments	37

i

This Trust Deed is made on 18 December 2014 between:

(1)	NATIONAL GRID USA and NATIONAL GRID NORTH AMERICA INC. (each an “Issuer” and together, the “Issuers”); and

(2)	THE LAW DEBENTURE TRUST CORPORATION p.l.c. (the “Trustee”, which expression, where the meaning so admits, includes any other trustee for the time being of this Trust Deed).

Whereas:

(A)

The Issuers propose to issue from time to time debt instruments in registered form (the “Instruments”) in an aggregate nominal amount outstanding at any one time, not exceeding the Programme Limit in accordance with the Dealer Agreement (the “Programme”) and to be constituted by this Trust Deed.

(B)

This Trust Deed amends and restates the amended and restated trust deed dated 20 December 2013 between National Grid USA and the Trustee (the “Original Trust Deed”) in respect of all Instruments issued pursuant to the Programme on or after the date of this Trust Deed. The Original Trust Deed will continue in full force and effect in respect of all Instruments issued prior to the date of this Trust Deed and any Instruments issued on or after the date of this Trust Deed which are to be consolidated and form a single series with any Instruments issued prior to the date hereof.

(C)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1	Interpretation

1.1	Definitions

In this Trust Deed:

“Agency Agreement” means the amended and restated agency agreement (as amended, supplemented and/or restated from time to time) relating to the Programme dated 20 December 2012, between the Issuers, the Trustee, The Bank of New York Mellon, London Branch as Issuing and Paying Agent, The Bank of New York Mellon (Luxembourg) S.A. as Registrar and the other agent(s) mentioned in it;

“Agents” has the meaning given to it in the Agency Agreement;

“Calculation Agent” means any person named as such in the Conditions or any Successor Calculation Agent;

“Certificate” means a registered certificate representing one or more Instruments of the same Series and, save as provided in the Conditions, comprising the entire holding by an Instrumentholder of his Instruments of that Series and, save in the case of Global Certificates, being substantially in the form set out in Schedule1 Part B;

“Common Safekeeper” means, in relation to a Series where the relevant Global Certificate is held under the NSS, the common safekeeper for Euroclear and Clearstream, Luxembourg appointed in respect of such Instruments;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

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“Conditions” means in respect of the Instruments of each Series the terms and conditions applicable to them which shall be substantially in the form set out in Schedule 2 (Terms and Conditions of the Instruments) as modified, with respect to any Instruments represented by a Global Certificate, by the provisions of such Global Certificate, and shall incorporate any additional provisions forming part of such terms and conditions set out in Part A of the Final Terms relating to the Instruments of that Series and any reference to a particularly numbered Condition shall be construed accordingly;

“Contractual Currency” means, in relation to any payment obligation of any Instrument, the currency in which that payment obligation is expressed and, in relation to Clause 8 (Provisions Supplemental to the Trustee Acts), such currency as may be agreed between the Issuer and the Trustee from time to time;

“Dealer Agreement” means the amended and restated dealer agreement (as amended, supplemented and/or restated from time to time) relating to the Programme dated 18 December 2014 between the Issuers, the Arranger and the dealers named in it;

“Definitive Instrument” means a Certificate other than a Global Certificate and includes any replacement Instrument or Certificate issued pursuant to the Conditions;

“Effective Date” means the date on which the Arranger, has received, on behalf of the Dealers, each of the condition precedent documents listed in Schedule 2 to the Dealer Agreement and that each is, in form and substance, satisfactory to it;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” means an event described in Condition 8 and that, if so required by that Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the Instrumentholders;

“Extraordinary Resolution” has the meaning set out in Schedule 3 (Provisions for Meetings of Instrumentholders);

“Final Terms” means, in relation to a Tranche, the final terms document substantially in the form set out in the Prospectus which will be completed at or around the time of the agreement to issue each Tranche of Instruments and which will constitute final terms for the purposes of Article 5.4 of the Prospectus Directive. For the avoidance of doubt, in the case of Instruments issued under the Programme which are not admitted to trading on the London Stock Exchange’s regulated market, all references to the Final Terms shall be construed as references to the pricing supplement substantially in the form set forth in the Prospectus;

“Global Certificate” means a Temporary Global Certificate and/or the Permanent Global Certificate substantially in the form set out in Part A of Schedule 1 representing Instruments of one or more Tranches of the same Series;

“holder” in relation to an Instrument and “Instrumentholder” have the meanings given to them in the Conditions;

“Instruments” means the debt instruments to be issued by each Issuer pursuant to the Dealer Agreement, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them;

“Issuing and Paying Agent” means the person named as such in the Conditions or any Successor Issuing and Paying Agent in each case at its specified office;

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“month” means a calendar month;

“NSS” means the new safekeeping structure which applies to Instruments held in global form by a Common Safekeeper for Euroclear and Clearstream, Luxembourg and which is required for such Instruments to be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations;

“outstanding” means, in relation to the Instruments, all the Instruments issued except (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Instruments to the date for such redemption and any interest payable after such date) have been duly paid to the Trustee or to the Issuing and Paying Agent as provided in Clause 2 (Issue of Instruments and Covenant to Pay) and remain available for payment against presentation and surrender of such Instruments, (c) those which have become void or in respect of which claims have become prescribed, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Instrument(s) which have been surrendered in exchange for replacement Certificate(s), (f) those Instruments alleged to have been lost, stolen or destroyed and in respect of which replacement Instruments have been issued, and (g) any Temporary Global Certificate to the extent that such Certificates have been exchanged for a Permanent Global Certificate, provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Instrumentholders, (ii) the determination of how many Instruments are outstanding for the purposes of Conditions 8 and 10 and Schedule 3 (Provisions for Meetings of Instrumentholders), (iii) the exercise of any discretion, power or authority that the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Instrumentholders and (iv) the certification (where relevant) by the Trustee as to whether a Potential Event of Default is in its opinion materially prejudicial to the interests of the Instrumentholders, those Instruments which are beneficially held by or on behalf of the Issuer or any of its subsidiary undertakings and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

“Paying Agents” means the persons (including the Issuing and Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices;

“Permanent Global Certificate” means a permanent Global Certificate in the form set out in Part A of Schedule 1 hereto, issued in a denomination equal to the outstanding principal amount of the Temporary Global Certificate upon expiration of the Restricted Period and certification of non-U.S. beneficial ownership;

“Potential Event of Default” means an event or circumstance that could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 8 become an Event of Default;

“Programme Limit” means the maximum aggregate nominal amount of Instruments which may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Dealer Agreement;

“Prospectus” means the prospectus prepared in connection with the Programme and constituting (i) a base prospectus in respect of each Issuer for the purposes of Article 5.4 of the Prospectus Directive and (ii) listing particulars in respect of each Issuer for the purposes of Listing Rule 2.2.11 of the Listing Rules of the Financial Conduct Authority, as revised, supplemented or amended from time to time by the Issuers including any

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documents which are from time to time incorporated in the Prospectus by reference except that in relation to each Tranche of Instruments only the applicable Final Terms shall be deemed to be included in the Prospectus;

“Prospectus Directive” means Directive 2003/71/EC, as amended, of the European Parliament and of the Council;

“Redemption Amount” means the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, all as defined in the Conditions;

“Register” means the register maintained by the Registrar;

“Registrar” means the person named as such in the Conditions or any Successor Registrar in each case at its specified office;

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S under the Securities Act;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Series” means a series of Instruments comprising one or more Tranches, whether or not issued on the same date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number;

“specified office” means, in relation to a Paying Agent, the Registrar or a Transfer Agent the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Instrumentholders pursuant to Clause 6.6 (Notices to Instrumentholders);

“Successor” means, in relation to an Agent such other or further person as may from time to time be appointed by either Issuer as such Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Instrumentholders pursuant to Clause 6.6 (Notices to Instrumentholders);

“successor in business” means (a) an entity which acquires all or substantially all of the undertaking and/or assets of either the Issuer or of a successor in business of either the Issuer; or (b) any entity into which any of the previously referred to entity is amalgamated, merged or reconstructed and is itself not the continuing company;

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto;

“Temporary Global Certificate” means a temporary Global Certificate in the form set out in Part A of Schedule 1 hereto, bearing the Temporary Global Certificate Legend;

“Temporary Global Certificate Legend” means the legend set forth in Clause 3;

“Tranche” means, in relation to a Series, those Instruments of that Series which are issued on the same date at the same issue price and in respect of which the first payment of interest is identical;

“Transfer Agents” means the persons (including the Registrar) referred to as such in the Conditions or any Successor Transfer Agents in each case at their specified offices;

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“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales.

1.2	Construction of Certain References

Unless the context otherwise requires, all references in this Trust Deed to:

1.2.1

the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interests in the Instruments;

1.2.2	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect of them;

1.2.3

an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate to it;

1.2.4

the Trustee’s approval or consent shall, unless expressed otherwise, be subject to the requirement that any such approval or consent shall not be unreasonably withheld or delayed, such reasonableness to be determined by reference to acting in the interests of Instrumentholders as a whole; and

1.2.5

the appointment or employment of or delegation to any person by the Trustee shall be deemed to include a reference to, if in the opinion of the Trustee it is reasonably practicable, the prior notification of and consultation with the Issuers and, in any event, the notification forthwith of such appointment, employment or delegation, as the case may be.

1.3	Headings

Headings shall be ignored in construing this Trust Deed.

1.4	Contracts

References in this Trust Deed to this Trust Deed or any other document are to this Trust Deed or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document that amends, supplements or replaces them.

1.5	Schedules

The Schedules are part of this Trust Deed and have effect accordingly.

1.6	Alternative Clearing System

References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the relevant Issuer, the Trustee and the Issuing and Paying Agent. In the case of Global Certificates held under the NSS, such alternative

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clearing system must also be authorised to hold Instruments as eligible collateral for Eurosystem monetary policy and intra-day credit operations.

1.7	Other Terms

Other terms defined in the Dealer Agreement or the Conditions have the same meaning in this Trust Deed.

1.8	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed.

1.9	Effectiveness

Upon execution of this Trust Deed by all the parties hereto, the Original Trust Deed shall be replaced by this Trust Deed and the Original Trust Deed shall be of no further force and effect, except in respect of Instruments issued prior to the date of this Trust Deed.

2	Issue of Instruments and Covenant to Pay

2.1	Issue of Instruments

Each Issuer may from time to time issue Instruments in Tranches of one or more Series on a continuous basis with no minimum issue size in accordance with the Dealer Agreement. Before issuing any Tranche and not later than 3.00 p.m. (London time) on the second business day in London which for this purpose shall be a day on which commercial banks are open for general business in London preceding each proposed issue date, the relevant Issuer shall give written notice or procure that it is given to the Trustee of the proposed issue of such Tranche, specifying the details to be included in the relevant Final Terms. Upon the issue by either Issuer of any Instruments expressed to be constituted by this Trust Deed, such Instruments shall forthwith be constituted by this Trust Deed without any further formality and irrespective of whether or not the issue of such debt securities contravenes any covenant or other restriction in this Trust Deed or the Programme Limit.

2.2	Separate Series

The provisions of Clauses 2.3 (Covenant to Pay), 2.4 (Discharge), 2.5 (Payment after a Default) and 2.6 (Rate of Interest after a Default) and of Clauses 3 (Form of the Instruments) to 15 (Currency Indemnity) and Schedule 3 (Provisions for Meetings of Instrumentholders) (all inclusive) shall apply mutatis mutandis separately and independently to the Instruments of each Series and in such Clauses and Schedule the expressions “Instrumentholders”, and “Certificates”, together with all other terms that relate to Instruments or their Conditions, shall be construed as referring to those of the particular Series in question and not of all Series unless expressly so provided, so that each Series shall be constituted by a separate trust pursuant to Clause 2.3 (Covenant to Pay) and that, unless expressly provided, events affecting one Series shall not affect any other.

2.3	Covenant to Pay

The relevant Issuer shall on any date when any Instruments become due to be redeemed, in whole or in part, unconditionally pay to or to the order of the Trustee in the Contractual Currency, in the case of any Contractual Currency other than Euro, in the principal financial

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centre for the Contractual Currency and, in the case of Euro, in a city in which banks have access to the TARGET System, in same day funds the Redemption Amount of the Instruments becoming due for redemption on that date together with any applicable premium and shall (subject to the Conditions and other than in respect of Zero Coupon Instruments) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in respect of the nominal amount of the Instruments outstanding as set out in the Conditions (subject to Clause 2.6 (Rate of Interest after a Default)) provided that (a) subject to the provisions of Clause 2.5, payment of any sum due in respect of the Instruments made to the Issuing and Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders under the Conditions and (b) a payment made after the due date or as a result of the Instrument becoming repayable following an Event of Default shall be deemed to have been made when the full amount due has been received by the Issuing and Paying Agent or the Trustee and notice to that effect has been given to the Instrumentholders (if required under Clause 6.8 (Notice of Late Payment)), except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders under the Conditions. This covenant shall only have effect each time Instruments are issued and outstanding, when the Trustee shall hold the benefit of this covenant on trust for the Instrumentholders of the relevant Series.

2.4	Discharge

Subject to Clause 2.5 (Payment after a Default), any payment to be made in respect of the Instruments by the relevant Issuer or the Trustee may be made as provided in the Conditions and any payment so made shall (subject to Clause 2.5 (Payment after a Default)) to that extent be a good discharge to such Issuer or the Trustee, as the case may be, except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders under the Conditions.

2.5	Payment after a Default

At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

2.5.1	by notice in writing to the relevant Issuer and the Paying Agents, require the Paying Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)

to act as Paying Agents and the Transfer Agents of the Trustee under this Trust Deed and the Instruments on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Instruments on the terms of this Trust Deed) and thereafter to hold all Instruments and Certificates, and all moneys, documents and records held by them in respect of Instruments and Certificates to the order of the Trustee; or

(ii)

to deliver all Instruments and Certificates and all moneys, documents and records held by them in respect of the Instruments and Certificates to the Trustee or as the Trustee directs in such notice; and

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2.5.2

by notice in writing to the relevant Issuer, require such Issuer to make all subsequent payments in respect of the Instruments to or to the order of the Trustee and not to the Issuing and Paying Agent and with effect from the receipt of any such notice by such Issuer, until such notice is withdrawn, the first proviso to Clause 2.3 (Covenant to Pay) shall cease to have effect.

2.6	Rate of Interest after a Default

If the Instruments bear interest at a floating or other variable rate and they become immediately payable under the Conditions following an Event of Default, the rate of interest payable in respect of them shall continue to be calculated by the Calculation Agent in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be notified to Instrumentholders. The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Instruments become so repayable.

3	Form of the Instruments

3.1	The Global Certificates

The Instruments shall initially be represented by one or more Temporary Global Certificates in the nominal amount of the Tranche being issued. Each Global Certificate shall be printed or typed substantially in the form set out in Part A of Schedule 1 and may be a facsimile. Interests in the Temporary Global Certificate shall be exchangeable for interests in a Permanent Global Certificate upon expiration of the Restricted Period and certification of non-U.S. beneficial ownership.

Following termination of the Restricted Period and receipt by the Issuing and Paying Agent of copies of certificates from Euroclear and Clearstream, Luxembourg (if available) certifying that they have received certification of non-U.S. beneficial ownership of 100 per cent. of the aggregate principal amount of each Temporary Global Certificate, the Issuing and Paying Agent shall complete a Permanent Global Certificate (being substantially in the form set out in Schedule 1 Part A of the Trust Deed) in an aggregate nominal amount up to that of the relevant Tranche, authenticate it (or cause its agent on it behalf to do so), and deliver the Permanent Global Certificate to the Common Safekeeper which is holding the Temporary Global Certificate representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg together with instructions to the Common Safekeeper to effectuate the same, and, in each case, procure the exchange of interests in such Temporary Global Certificate for interests in an equal nominal amount of such Permanent Global Certificate in accordance with such Temporary Global Certificate. In the case of a total exchange of interests in the Temporary Global Certificate, the Issuing and Paying Agent shall cancel or arrange for the cancellation of the Temporary Global Certificate.

3.2	Temporary Global Certificate Legend

The Temporary Global Certificate shall bear a legend in substantially the following form:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, AS DEFINED IN THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), NOR IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

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3.3	The Certificates

The Certificates shall be printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part B of Schedule 1. The Certificates (other than the Global Certificates) shall be endorsed with the Conditions.

3.4	Signature

The Instruments and Certificates shall be signed manually or in facsimile by an authorised signatory of the relevant Issuer and the Certificates shall be authenticated by or on behalf of the Registrar. The relevant Issuer may use the facsimile signature of any person who at the date of this Trust Deed is such an authorised signatory even if at the time of issue of any Instruments or Certificates he no longer holds that office. In the case of a Global Certificate which is held under the NSS, the Issuing and Paying Agent or the Registrar shall also instruct the Common Safekeeper to effectuate the same. Certificates so executed and authenticated (and effectuated, if applicable) shall represent binding and valid obligations of the relevant Issuer. Execution in facsimile of any Instruments and any photostatic copying or other duplication of any Global Certificates (in unauthenticated form, but executed manually on behalf of the relevant Issuer as stated above) shall represent binding obligations upon the Issuer in the same manner as if such Certificates were signed manually by such signatories.

3.5	Title

The holder of any Instrument whose name is entered in the Register as being entitled to such Instrument shall (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it or its theft or loss) and no person will be liable for so treating the holder.

4	Stamp Duties and Taxes

4.1	Stamp Duties

Each Issuer shall pay any stamp, issue, documentary or other taxes and duties payable in the United States of America in respect of the creation, issue and offering of the Instruments and/or Certificates issued by it and the execution or delivery of this Trust Deed. Each Issuer shall also indemnify the Trustee and the relevant Instrumentholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be (where entitled to do so), the relevant Instrumentholders to enforce relevant Issuer’s obligations under this Trust Deed or the relevant Instruments or Certificates.

4.2	Change of Taxing Jurisdiction

If an Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than, or in addition to, the United States of America or any political sub-division of the United States of America then such Issuer shall (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 6 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United States of America of references to that other or additional territory

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or authority to whose taxing jurisdiction such Issuer has become so subject. In such event this Trust Deed and the relevant Instruments and Certificates shall be read accordingly.

5	Application of Moneys Received by the Trustee

5.1	Declaration of Trust

All moneys received by the Trustee in respect of the Instruments or amounts payable under this Trust Deed shall, despite any appropriation of all or part of them by the relevant Issuer, be held by the Trustee on trust to apply them (subject to Clause 5.2 (Accumulation)):

5.1.1	first, in payment of all costs, charges, expenses and liabilities reasonably incurred by the Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed;

5.1.2	secondly, in payment of any amounts owing in respect of the relevant Instruments pari passu and rateably; and

5.1.3	thirdly, in payment of any balance to such Issuer for itself.

If the Trustee holds any moneys which represent principal, premium or interest in respect of Instruments which have become void in accordance with the Conditions the Trustee shall hold them on these trusts.

5.2	Accumulation

If the amount of the moneys at any time available for payment in respect of the Instruments under Clause 5.1 (Declaration of Trust) is less than 10 per cent. of the nominal amount of the Instruments then outstanding, the Trustee may, at its discretion, invest such moneys as provided in Clause 5.3 (Investment). The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent of the nominal amount of the Instruments then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in Clause 5.1 (Declaration of Trust).

5.3	Investment

Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere, whether or not they produce income, or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, parent or associated undertaking of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and shall not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

6	Covenants

So long as any Instrument issued by it is outstanding, each Issuer shall:

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6.1	Books of Account

Keep, and procure that each of its subsidiary undertakings keeps, proper books of account and, at any time after an Event of Default has occurred or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow, and procure that each such subsidiary undertaking shall allow, the Trustee and anyone appointed by it to whom the relevant Issuer and/or the relevant subsidiary undertaking has no reasonable objection, access to its books of account at all reasonable times during normal business hours.

6.2	Notice of Events of Default

Notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default.

6.3	Information

So far as permitted by applicable law, give the Trustee such information as it reasonably requires to perform its functions.

6.4	Financial Statements etc.

Send to the Trustee at the time of their issue and, in the case of annual financial statements, in any event within 180 days of the end of each financial year, three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members or creditors (or any class of them) of the relevant Issuer or any parent undertaking of it generally in their capacity as such.

6.5	Certificate of a Director, etc.

6.5.1

Send to the Trustee, within 14 days of its annual audited financial statements being made available to its members, and also within 21 days of any request by the Trustee a certificate of the relevant Issuer signed by a director that, having made all reasonable enquiries, to the best of the knowledge, information and belief of such Issuer as at a date (the “Certification Date”) not more than five days before the date of the certificate no Event of Default or Potential Event of Default had occurred (and, in the case of a Potential Event of Default, was continuing) since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred (and, in the case of a Potential Event of Default, was continuing), giving details of it and certifying that it has complied with its obligations under this Trust Deed or, to the extent that it has failed so to comply, stating such.

6.5.2

Give to the Trustee, as soon as reasonably practicable after the acquisition of any company which thereby becomes a Principal Subsidiary or after any transfer is made to any member of the Group (as defined in Condition 8) which thereby becomes a Principal Subsidiary, a certificate by the auditors of such Issuer at that time (the “Auditors”) addressed to the Trustee to such effect.

6.6	Notices to Instrumentholders

Obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Instrumentholders in accordance with

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Condition 13 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 any such notice which is a communication within the meaning of that section).

6.7	Further Acts

So far as permitted by applicable law, do such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed.

6.8	Notice of Late Payment

Forthwith upon request by the Trustee (if the Trustee determines such notice is necessary) give notice to the Instrumentholders of any unconditional payment to the Issuing and Paying Agent or the Trustee of any sum due in respect of the Instruments made after the due date for such payment.

6.9	Listing

If the Instruments are so listed, use all reasonable endeavours to maintain the listing of the Instruments but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Instrumentholders would not by such action be materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the Instruments on another stock exchange approved in writing by the Trustee.

6.10	Change in Agents

Give at least 14 days’ prior notice to the Instrumentholders in accordance with the Conditions of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office.

6.11	Provision of Legal Opinions

Procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, in form and content acceptable to the Trustee:

6.11.1

from Allen & Overy LLP as to the laws of England and the laws of New York and the Issuers’s internal counsel as to the laws of the United States (or such other legal advisers as may be agreed between the Issuers and the Trustee) before the first issue of Instruments occurring after each anniversary of this Trust Deed or, if later, 12 months after the date of delivery of the latest such legal opinion and on the date of any amendment to this Trust Deed;

6.11.2

unless the relevant Issuer has notified the Dealers and the Trustee in writing that it does not intend to issue Instruments under the Programme for the time being, from legal advisers reasonably acceptable to the Trustee as to such law as may reasonably be requested by the Trustee and in such form and with such content as the Trustee may require, on such occasions as the Trustee so requests on the basis that the Trustee considers it prudent in view of a change (or proposed change) in (or in the interpretation or application of) any applicable law, regulation or circumstance materially affecting such Issuer, the Trustee, the relevant Instruments, the Certificates, this Trust Deed or the Agency Agreement; and

6.11.3	on each occasion on which a legal opinion is given to any Dealer pursuant to the Dealer Agreement from the legal adviser giving such opinion;

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6.12	Instruments Held by the Issuer

Send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the relevant Issuer signed by any director or the Company Secretary stating the number of Instruments held at the date of such certificate by or on behalf of such Issuer or its subsidiary undertakings.

6.13	Obligations of Agents

Comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and not make any amendment or modification to the Agency Agreement without the prior written approval of the Trustee.

6.14	Copies of Dealer Agreement

Provide the Trustee promptly with copies of all supplements and/or amendments to, and/or restatements of, the Dealer Agreement.

7	Remuneration and Indemnification of the Trustee

7.1	Normal Remuneration

So long as any Instrument is outstanding the relevant Issuer shall pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to an Instrumentholder of moneys due in respect of any Instrument is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Instrumentholder is duly made.

7.2	Extra Remuneration

If an Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by either of the Issuers to undertake duties that they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the relevant Issuer shall pay such additional remuneration as they may agree (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this Clause 7 (or as to such sums referred to in Clause 7.1 (Normal Remuneration)), as determined by a person (acting as an expert) selected by the Trustee and approved by such Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such person’s fee shall be shared equally between the Trustee and the relevant Issuer. The determination of the relevant person shall be conclusive and binding on the Issuer, the Trustee and the relevant Instrumentholders.

7.3	Expenses

Each Issuer (in respect of itself and, where applicable, Instruments issued by it) shall also, on demand by the Trustee, pay or discharge all costs, charges, liabilities and expenses reasonably incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any United Kingdom stamp, documentary or other taxes or

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duties paid by the Trustee in connection with any legal proceedings reasonably brought or contemplated by the Trustee against an Issuer to enforce any provision of this Trust Deed, the relevant Instruments and in addition shall pay to the Trustee (if required) an amount equal to the amount of any value added tax or similar tax chargeable in respect of the Trustee’s remuneration under this Trust Deed. Such costs, charges, liabilities and expenses shall:

7.3.1

in the case of payments made by the Trustee before such demand, carry interest from the date of the demand at the rate of the Trustee’s cost of funding on the date on which the Trustee made such payments; and

7.3.2

in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date provided that in such event no such interest shall accrue unless payment is actually made on such earlier date.

7.4	Notice of Costs

The Trustee shall wherever practicable give prior notice to the relevant Issuer of any costs, charges and expenses properly to be incurred and of payments to be made by the Trustee in the lawful exercise of its powers under this Trust Deed so as to afford such Issuer a reasonable opportunity to meet such costs, charges and expenses itself or to put the Trustee in funds to make payment of such costs, charges and expenses. However, failure of the Trustee to give any such prior notice shall not prejudice its rights to reimbursement of such costs, charges and expenses under this Clause 7.

7.5	Indemnity

Each Issuer shall indemnify the Trustee in respect of all liabilities and expenses properly incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses properly paid or incurred in disputing or defending any of the foregoing) which any of them may incur in relation to the relevant Issuer or that may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions in relation to that Issuer.

7.6	Continuing Effect

Clauses 7.3 (Expenses) and 7.5 (Indemnity) shall continue in full force and effect as regards the Trustee even if it no longer is Trustee.

7.7	Determination of Series

The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Instruments any costs, charges, liabilities and expenses incurred under this Trust Deed have been incurred or to allocate any such costs, charges, liabilities and expenses between the Instruments of any two or more Series.

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8	Provisions Supplemental to the Trustee Acts

8.1	Advice

The Trustee may act on the opinion or advice of, or information obtained from, any expert (including, without limitation, any report or advice received from an independent financial adviser or from any accountant pursuant to the Conditions), whether or not (1) such opinion, advice or information is addressed to the Trustee or any other person, and (2) such expert’s liability in respect of the same is limited by reference to a monetary cap or otherwise and shall not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter or fax and the Trustee shall not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

8.2	Trustee to Assume Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that each Issuer is performing all of its obligations under this Trust Deed and the relevant Instruments provided that the Trustee shall not be treated for any purposes as having any notice or knowledge which has been obtained by it or any officer or employee of it in some capacity other than as Trustee under this Trust Deed or in a private or confidential capacity such that it would not be proper to disclose to third parties.

8.3	Resolutions of Instrumentholders

The Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Instrumentholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Instrumentholders.

8.4	Certificate Signed by Directors, etc.

If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two directors of the relevant Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and shall not be responsible for any loss occasioned by acting on such a certificate.

8.5	Deposit of Documents

The Trustee may deposit this Trust Deed and any other documents with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect of them.

8.6	Discretion

The Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise.

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8.7	Agents

Whenever it considers it expedient in the interests of the Instrumentholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). The Trustee shall not be responsible to anyone for any misconduct or omission by any such agent so employed by it or be bound to supervise the proceedings or acts of any such agent.

8.8	Delegation

Whenever it considers it expedient in the interests of the Instrumentholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions. If the Trustee exercises reasonable care in selecting such delegate, it shall not have any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate.

8.9	Nominees

In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

8.10	Forged Instruments

The Trustee shall not be liable to the relevant Issuer or any relevant Instrumentholder by reason of having accepted as valid or not having rejected any relevant Instrument or Certificate purporting to be such and later found to be forged or not authentic.

8.11	Confidentiality

Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Instrumentholder any confidential financial or other information made available to the Trustee by the relevant the Issuer.

8.12	Determinations Conclusive

As between itself and the Instrumentholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Instrumentholders.

8.13	Currency Conversion

Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the relevant Issuer and the relevant Instrumentholders.

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8.14	Payment for and Delivery of Instruments

The Trustee shall not be responsible for the receipt or application by the relevant Issuer of the proceeds of the issue of any relevant Instruments, any exchange of relevant Instruments or the delivery of relevant Instruments to the persons entitled to them.

8.15	Trustee’s consent

Any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms as the Trustee thinks fit. In giving such consent the Trustee may require the Issuers to agree to such modifications or additions to this Trust Deed as the Trustee may deem expedient in the interest of the Instrumentholders.

8.16	Instruments Held by the Issuer etc.

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 6.12 (Instruments Held by the Issuer)) that no Instruments are for the time being held by or on behalf of an Issuer or its subsidiary undertakings.

8.17	Legal Opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Instruments or for checking or commenting upon the content of any such legal opinion.

8.18	Programme Limit

The Trustee shall not be concerned, and need not enquire, as to whether or not any Instruments are issued in breach of the Programme Limit.

8.19	Events of Default

The Trustee may determine whether or not an Event of Default is in its opinion capable of remedy or (in relation to Condition 8(b)) materially prejudicial to the interests of relevant Instrumentholders. Any such determination shall be conclusive and binding on the relevant Issuer and the relevant Instrumentholders.

8.20	Appointment of Independent Financial Adviser

In connection with the Trustee’s right to appoint an independent financial adviser pursuant to Clause 8.1 (if applicable), the Trustee:

8.20.1

shall use its reasonable endeavours to identify and appoint the independent financial adviser but shall have no liability to any person if, having used its reasonable endeavours, it is unable to identify and appoint a suitable independent financial adviser;

8.20.2

shall not be responsible for carrying on the role of independent financial adviser itself during the time it is attempting to identify such independent financial adviser or thereafter if it is unable to find such independent financial adviser; and

8.20.3

shall not be required to take any action to find an independent financial adviser unless it has been previously indemnified and/or secured to its satisfaction or expend any of its own funds in the appointment of such an independent financial adviser.

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8.21	Illegality

No provision of this Trust Deed or the Conditions shall require the Trustee to do anything which may in its opinion be illegal or contrary to applicable law or regulation.

8.22	Banker, Lawyer, Broker or other Professional acting as Trustee

Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with the Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

8.23	No Obligation to Risk Own Funds or Incur Financial Liability

Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it.

8.24	No Obligation to Act without Indemnity, Security or Prefunding

The Trustee shall not be bound to take any steps to enforce the performance of any provisions of this Trust Deed, the Instruments to appoint an independent financial advisor pursuant to the Conditions of the Instruments unless it shall be indemnified and/or secured and/or prefunded by the relevant Instrumentholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement or appointment, including the cost of its managements’ time and/or other internal resources, calculated using its normal hourly rates in force from time to time.

8.25	Evaluation of Risk

When determining whether an indemnity or any security is satisfactory to it, the Trustee shall be entitled to evaluate its risk in given circumstances by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk however remote, of any award of damages against it in England or elsewhere.

8.26	Quality of Indemnity or Security

The Trustee shall be entitled to require that any indemnity or security given to it by the Instrumentholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

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9	Disapplication and Trustee Liability

9.1	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

9.2	Trustee Liability

Subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Instruments or the Paying Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Instruments or the Agency Agreement save in relation to its own gross negligence, wilful default or fraud.

10	Waiver and Proof of Default

10.1	Waiver

The Trustee may, without the consent of the Instrumentholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Instrumentholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by an Issuer of this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 8. No such direction or request shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the relevant Instrumentholders and, if the Trustee so requires, shall be notified to the Instrumentholders as soon as practicable.

10.2	Proof of Default

Proof that the relevant Issuer has failed to pay a sum due to the holder of any one Instrument shall (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Instruments which are then payable.

11	Trustee not Precluded from Entering into Contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Instrument, Certificate or other security (or any interest therein) of either Issuer or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

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12	Modification and Substitution

12.1	Modification

The Trustee may agree without the consent of the Instrumentholders to any modification to this Trust Deed of a formal, minor or technical nature or to correct a manifest error. The Trustee may also agree to any other modification to this Trust Deed which is in its opinion not materially prejudicial to the interests of the Instrumentholders of the relevant Series, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3 (Provisions for Meetings of Instrumentholders). Any such modification, authorisation or waiver shall be binding on the relevant Instrumentholders and if the Trustee so requires, such modification shall be notified to the relevant Instrumentholders as soon as practicable.

12.2	Substitution

12.2.1

The Trustee may, without the consent of the Instrumentholders, agree to the substitution of any other company (the “Substituted Obligor”) in place of the relevant Issuer (or of any previous substitute under this Clause 12) as the principal debtor under this Trust Deed and the relevant Instruments provided that such substitution would not, in the opinion of the Trustee, be materially prejudicial to the interests of the Instrumentholders, and further provided that:

(i)

a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the relevant Instruments (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the relevant Instruments and Certificates as the principal debtor in place of such Issuer;

(ii)

if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor shall (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 6 with the substitution for the references in that Condition to such Issuer’s Territory of references to the Substituted Territory whereupon the Trust Deed, and the relevant Instruments and Certificates shall be read accordingly;

(iii)

if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of such Issuer;

(iv)	such Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the relevant Instrumentholders; and

(v)

the Trustee is satisfied that (i) the Substituted Obligor has obtained all necessary governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the relevant

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Instruments in place of such Issuer (or a previous substitute), (ii) all necessary governmental and regulatory approvals and consents necessary for or in connection with the assumption by the Substituted Obligor of its obligations under the relevant Instruments and (iii) such approvals and consents are at the time of substitution in full force and effect.

12.2.2	Release of Substituted Issuer

An agreement by the Trustee pursuant to Clause 12.2 (Substitution) shall, if so expressed, release the relevant Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed and the relevant Instruments. Notice of the substitution shall be given to the Instrumentholders within 14 days of the execution of such documents and compliance with such requirements.

12.2.3	Completion of Substitution

On completion of the formalities set out in Clause 12.2 (Substitution), the Substituted Obligor shall be deemed to be named in this Trust Deed and the relevant Instruments and Certificates as the principal debtor in place of the relevant Issuer (or of any previous substitute) and this Trust Deed and the relevant Instruments and Certificates, shall be deemed to be amended as necessary to give effect to the substitution.

13	Appointment, Retirement and Removal of the Trustee

13.1	Appointment

Each Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. The Trustee shall at all times be a trust corporation and such trust corporation may be the sole Trustee. Any appointment of a new Trustee shall be notified by each Issuer to its Instrumentholders in accordance with Condition 13 as soon as practicable.

13.2	Retirement and Removal

Any Trustee may retire at any time on giving at least three months’ written notice to each Issuer without giving any reason or being responsible for any costs occasioned by such retirement and the Instrumentholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation shall not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, it shall use all reasonable endeavours to procure that another trust corporation is appointed as Trustee.

13.3	Co-Trustees

The Trustee may, despite Clause 13.1 (Appointment), by written notice to (i) each Issuer, appoint anyone to act as an additional Trustee jointly with the Trustee, or (ii) the relevant Issuer appoint anyone to act as a separate Trustee in respect of any Issue or:

13.3.1	if the Trustee considers the appointment to be in the interests of the Instrumentholders; or

13.3.2	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

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13.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may, in the instrument of appointment, confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to each Issuer and that person remove that person. At the Trustee’s request, each Issuer shall forthwith do all things as may be required to perfect such appointment or removal and the Issuers irrevocably appoint the Trustee as their attorney in their name and on their behalf to do so.

Before appointing such person to act as separate Trustee or additional Trustee the Trustee shall (unless it is not, in the opinion of the Trustee, reasonably practicable to do so) give notice to the Issuers of its intention to make such appointment (and the reason for that) and shall give due consideration to representations made by the Issuers concerning such appointment. Where, as a result of this provision, not all the Instruments have the same Trustee, the provisions of this Trust Deed shall apply in respect of each such Trustee as if each were named as a party to this Trust Deed.

13.4	Competence of a Majority of Trustees

If there are more than two Trustees the majority of them shall be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

14	Instruments held in Clearing Systems

14.1	Instruments Held in Clearing Systems

So long as any Instruments represented by a Global Certificate are held on behalf of a clearing system, in considering the interests of Instrumentholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Instrument and may consider such interests on the basis that such accountholders or participants were the holder(s) of such Instrument.

14.2	Evidence of Holdings

The Trustee and each Issuer may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof any certificate, letter of confirmation or other document issued on behalf of Euroclear or Clearstream, Luxembourg or any form of record made by any of them or such other evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Instruments represented by a Global Certificate and if the Trustee or such Issuer does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned for all purposes. Any such certificate may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual procedures and in which the holder of a particular nominal amount of Instruments is clearly identified together with the amount of such holding. Neither such Issuer nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such

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effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

15	Currency Indemnity

15.1	Currency of Account and Payment

The Contractual Currency is the sole currency of account and payment for all sums payable by each Issuer under or in connection with this Trust Deed and the Instruments, including damages.

15.2	Extent of Discharge

An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of either Issuer or otherwise), by the Trustee or any Instrumentholder in respect of any sum expressed to be due to it from the relevant Issuer, shall only discharge such Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

15.3	Indemnity

If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Instruments, the relevant Issuer shall indemnify the recipient against any loss sustained by it as a result. In any event, such Issuer shall indemnify the recipient against the cost of making any such purchase.

15.4	Indemnity Separate

The indemnities in this Clause 15 and in Clause 7.5 (Indemnity) constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent course of action, shall apply irrespective of any indulgence granted by the Trustee and/or any Instrumentholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Instruments or any other judgment or order.

16	Enforcement

16.1	Trustee to enforce

Only the Trustee may enforce the rights of the Instrumentholders against the relevant Issuer, whether the same arise under the general law, this Trust Deed, the Instruments or otherwise, and no Instrumentholder shall be entitled to proceed directly against such Issuer unless the Trustee, having become bound to proceed, fails to do so within a reasonable time and such failure is continuing.

16.2	Trustee’s Indemnity

The Trustee shall not be bound to take any steps to enforce the performance of any provisions of this Trust Deed or the Instruments or to appoint an independent financial

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advisor pursuant to the Conditions of the Instruments unless it shall be indemnified and/or secured and/or prefunded by the relevant Instrumentholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement or appointment, including the cost of its managements’ time and/or other internal resources, calculated using its normal hourly rates in force from time to time.

16.3	Legal proceedings

If the Trustee (or any Instrumentholder where entitled in accordance with this Trust Deed so to do) institutes legal proceedings against the relevant Issuer to enforce any obligations under this Trust Deed, proof in such proceedings that as regards any specified Instrument such Issuer has made default in paying any principal or interest due to the relevant Instrumentholder shall (unless the contrary be proved) be sufficient evidence that such Issuer has made the same default as regards all other Instruments which are then repayable or, as the case may be, in respect of which interest is then payable. Powers additional to general powers

The powers conferred on the Trustee by this Clause 16 shall be in addition to any powers which may from time to time be vested in the Trustee by general law or as the holder of any Instruments.

17	Communications

17.1	Method

Each communication under this Trust Deed shall be made by fax or otherwise in writing. Each communication or document to be delivered to any party under this Trust Deed shall be sent to that party at the fax number or address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial telephone number, fax number, address and person so designated by the parties under this Trust Deed are set out in the Procedures Memorandum.

17.2	Deemed Receipt

Any communication from any party to any other under this Trust Deed shall be effective, (if by fax) when good receipt is confirmed by the recipient following enquiry by the sender and (if in writing) when received, except that a communication received outside normal business hours shall be deemed to be received on the next business day in the city in which the recipient is located.

18	Governing Law and Jurisdiction

18.1	Governing Law

This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

18.2	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Trust Deed or the Instruments and accordingly any legal action or

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proceedings arising out of or in connection with this Trust Deed or the Instruments (“Proceedings”) may be brought in such courts. Each Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This Clause is for the benefit of each of the Trustee and the relevant Instrumentholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

18.3	Service of Process

Each Issuer irrevocably appoints National Grid plc of 1-3 Strand, London WC2N 5EH to receive, for it and on their behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the relevant Issuer). If for any reason such process agent ceases to be able to act as such or no longer has an address in England each Issuer irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

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Schedule 1

Part A

Form of Global Certificate

[BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, AS DEFINED IN THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), NOT IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]*

[NATIONAL GRID USA

(Incorporated in the State of Delaware, United States of America)/

NATIONAL GRID NORTH AMERICA INC.

(incorporated in the State of Delaware, United States of America)]

EURO MEDIUM TERM NOTE PROGRAMME

Series No. [•]

Tranche No. [•]

[TEMPORARY / PERMANENT] GLOBAL CERTIFICATE

Global Certificate No. [•]

This Global Certificate is issued in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in Part A of the Schedule hereto of [National Grid USA / National Grid North America Inc.] (the “Issuer”). This Global Certificate certifies that the person whose name is entered in the Register (the “Registered Holder”) is registered as the holder of an issue of Instruments of the nominal amount, specified currency and specified denomination set out in Part A of the Schedule hereto.

Interpretation and Definitions

References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 20 December 2012 between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate (including the supplemental definitions and any modifications or additions set out the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed.

Promise to Pay

The Issuer, for value received, promises to pay to the holder of the Instruments represented by this Global Certificate (subject to surrender of this Global Certificate if no further payment falls to be made in respect of such Instruments) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Instruments represented by this Global

*	To be included on the face of the Temporary Global Certificate and may be removed no earlier than 40 days after the issue date upon certification of non-U.S. beneficial ownership.

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Certificate and (unless the Instruments represented by this Certificate do not bear interest) to pay interest in respect of such Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where Clearing System Business Day means Monday to Friday inclusive except 25 December and 1 January.

For the purposes of this Global Certificate, (a) the holder of the Instruments represented by this Global Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Instruments represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Instruments represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Instruments represented by this Global Certificate is entitled to payments in respect of the Instruments represented by this Global Certificate.

Transfer of Instruments represented by Global Certificates

If the Schedule hereto states that the Instruments are to be represented by a Global Certificate on issue, transfers of the holding of Instruments represented by this Global Certificate pursuant to Condition 17(a) may only be made in part:

(i)

if the Instruments represented by this Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or

(ii)	with the consent of the Issuer

provided that, in the case of the first transfer of part of a holding pursuant to (i) above, the holder of the Instruments represented by this Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Instruments represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.

Meetings

For the purposes of any meeting of Instrumentholders, the holder of the Instruments represented by this Global Certificate shall (unless this Global Certificate represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders and as being entitled to one vote in respect of each integral currency unit of the Specified Currency of the Instruments.

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This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar and in the case of instruments held under the NSS only, effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.

This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

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In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated as of the Issue Date.

[NATIONAL GRID USA

By:

                                         ]

[NATIONAL GRID NORTH AMERICA INC.

By:

                                         ]

CERTIFICATE OF AUTHENTICATION

This Global Certificate is authenticated by or on behalf of the Registrar.

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Registrar

By:

Authorised Signatory

For the purposes of authentication only.

Effectuation

This Global Certificate is effectuated by or on behalf of the Common Safekeeper

CLEARSTREAM BANKING, SOCIÉTÉ ANONYME

as Common Safekeeper

By:

Authorised Signatory

For the purposes of effectuation of Instruments held through the NSS only

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Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[•] nominal amount of the Instruments represented by this Global Certificate, and all rights under them.

Dated

Signed	Certifying Signature

Notes:

(i)

The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Instruments represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(ii)	A representative of the Instrumentholder should state the capacity in which he signs e.g. executor.

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Schedule

[Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Certificate as the Schedule.]

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Schedule 1

Part B

Form of Certificate

[NATIONAL GRID USA

(Incorporated in the State of Delaware, United States of America)/

NATIONAL GRID NORTH AMERICA INC.

(incorporated in the State of Delaware, United States of America)]

EURO MEDIUM TERM NOTE PROGRAMME

Series No. [•]

Tranche No. [•]

[Title of issue]

This Certificate certifies that [•] of [•] (the “Registered Holder”) is, as at the date hereof, registered as the holder of [nominal amount] of Instruments of the Series of Instruments referred to above (the “Instruments”) of [National Grid USA / National Grid North America Inc.] (the “Issuer”), designated as specified in the title hereof. The Instruments are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate.

The Issuer, for value received, promises to pay to the holder of the Instrument(s) represented by this Certificate (subject to surrender of this Certificate if no further payment falls to be made in respect of such Instruments) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Instruments represented by this Certificate and (unless the Instrument(s) represented by this Certificate do not bear interest) to pay interest in respect of such Instruments from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

For the purposes of this Certificate, (a) the holder of the Instrument(s) represented by this Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Instrument(s) represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Instrument(s) represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Instrument(s) represented by this Certificate is entitled to payments in respect of the Instrument(s) represented by this Certificate.

This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

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In witness whereof the Issuer has caused this Certificate to be signed on its behalf.

Dated as of the Issue Date.

[NATIONAL GRID USA

By:

                                         ]

[NATIONAL GRID NORTH AMERICA INC.

By:

                                         ]

CERTIFICATE OF AUTHENTICATION

This Certificate is authenticated by or on behalf of the Registrar.

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Registrar

By:

Authorised Signatory

For the purposes of authentication only.

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On the back:

Terms and Conditions of the Instruments

[The Terms and Conditions that are set out in Schedule 2 to the Trust Deed as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in Part A of the relevant Final Terms shall be set out here.]

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Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[—] nominal amount of the Instruments represented by this Certificate, and all rights under them.

Dated

Signed	Certifying Signature

Notes:

(i)

The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Instruments represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(i)	A representative of the Instrumentholder should state the capacity in which he signs.

Unless the context otherwise requires capitalised terms used in this Form of Transfer have the same meaning as in the Trust Deed dated 20 December 2012 between the Issuer and the Trustee, [OTHER].

[TO BE COMPLETED BY TRANSFEREE:

[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS, ETC.]]

ISSUING AND PAYING AGENT, TRANSFER AGENT AND REGISTRAR

ISSUING AND PAYING AGENT

The Bank of New York Mellon, London Branch

One Canada Square

London E14 5AL

REGISTRAR

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building - Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

PAYING AGENTS AND TRANSFER AGENTS

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KBL European Private Bankers S.A.

43 Boulevard Royal

L-2955 Luxembourg

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Schedule 2

Terms and Conditions of the Instruments

National Grid USA (“NGUSA”) and National Grid North America Inc. (“NGNA”) have established a Euro Medium Term Note Programme (the “Programme”) for the issuance of up to Euro 4,000,000,000 in aggregate principal amount of debt instruments (the “Instruments”). References in these conditions to the “Issuer” shall be to NGUSA or NGNA. The Instruments are constituted by an amended and restated Trust Deed (as amended or supplemented from time to time, the “Trust Deed”) dated 18 December 2014 between each of the Issuers and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Instrumentholders (as defined below). These terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed which includes the form of the Certificates. An amended and restated Agency Agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 20 December 2012 has been entered into in relation to the Instruments between the Issuers, the Trustee, The Bank of New York Mellon, London Branch as initial issuing and paying agent, The Bank of New York Mellon (Luxembourg) S.A. as the registrar and the other agent(s) named in it. The issuing and paying agent, the paying agent(s), the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Issuing and Paying Agent”, the “Paying Agents” (which expression shall include the Issuing and Paying Agent), the “Registrar”, the “Transfer Agents” (which expression shall include the Registrar) and the “Calculation Agent(s)”. Copies of the Trust Deed and the Agency Agreement are available for inspection by prior appointment during usual business hours at the registered office of the Trustee (as at 18 December 2014 at Fifth Floor, 100 Wood Street, London EC2V 7EX) and at the specified offices of the Paying Agents.

1	Form, Denomination and Title

The Instruments are issued in registered form in the Specified Denomination(s) specified in the relevant Final Terms and are serially numbered. Instruments of one Specified Denomination are not exchangeable for Instruments of another Specified Denomination.

This Instrument is a Fixed Rate Instrument, a Floating Rate Instrument, a Zero Coupon Instrument, or a combination of any of the preceding kinds of Instruments, depending upon the Interest and Redemption Basis specified in the relevant Final Terms.

Instruments are represented by registered certificates (“Certificates”) and, save as provided in Condition 17(a), each Certificate shall represent the entire holding of Instruments by the same holder. Certificates will initially be represented by a Temporary Global Certificate. Beneficial interests in a Temporary Global Certificate will be exchangeable for a Permanent Global Certificate not earlier than 40 days after the issue date upon certification of non-U.S. beneficial ownership.

Title to the Instruments shall pass by registration in the register (the “Register”) that the Issuer shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement. Except as ordered by a court of competent jurisdiction or as required by law, the Issuer and the Paying Agents shall be entitled to treat the holder (as defined below) of any Instrument as the absolute owner of that Instrument, whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and shall not be required to obtain any proof of ownership as to the identity of the holder.

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In these Conditions, “Instrumentholder” and “holder” means the person in whose name an Instrument is registered and capitalised terms have the meanings given to them herein, the absence of any such meaning indicating that such term is not applicable to the Instruments.

2	Status and Negative Pledge

2.1	Status

The Instruments constitute direct, unconditional and unsecured obligations of the Issuer and rank pari passu without any preference or priority among themselves. The payment obligations of the Issuer under the Instruments shall, subject to such exceptions as are from time to time applicable under the laws of England, rank equally with all other present and future unsecured obligations (other than subordinated obligations, if any) of the Issuer.

2.2	Negative Pledge

So long as any Instrument remains outstanding (as defined in the Trust Deed) the Issuer will not create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest (“Security”) upon the whole or any part of its undertaking, assets or revenues present or future to secure any Relevant Indebtedness, or any guarantee of or indemnity in respect of any Relevant Indebtedness unless, at the same time or prior thereto, the Issuer’s obligations under the Instruments and the Trust Deed (a) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the Trustee, or (b) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Instrumentholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Instrumentholders.

For the purposes of these Conditions, “Relevant Indebtedness” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are for the time being, or are intended, with the agreement of the Issuer, to be quoted, listed or ordinarily dealt in on any stock exchange.

3	Interest

3.1	Interest on Fixed Rate Instruments

Each Fixed Rate Instrument bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, payable in arrear on each Interest Payment Date. The amount of Interest payable shall be determined in accordance with Condition 3.6.

If a Fixed Coupon Amount or a Broken Amount is specified in the relevant Final Terms, the amount of interest payable on each Interest Payment Date will amount to the Fixed Coupon Amount, or, if applicable, the Broken Amount so specified and in the case of a Broken Amount will be payable on the particular Interest Payment Date(s) specified in the relevant Final Terms.

3.2	Interest on Floating Rate Instruments

3.2.1	Interest Payment Dates

Each Floating Rate Instrument bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on

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each Interest Payment Date. The amount of Interest payable shall be determined in accordance with Condition 3.6. Such Interest Payment Date(s) is/are either specified in the relevant Final Terms as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are specified in the relevant Final Terms, Interest Payment Date shall mean each date which falls the number of months or other period shown on this Instrument as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

3.2.2	Business Day Convention

If any date which is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is (a) the Floating Rate Convention, such date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (b) the Following Business Day Convention, such date shall be postponed to the next day which is a Business Day, (c) the Modified Following Business Day Convention, such date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in that event such date shall be brought forward to the immediately preceding Business Day or (d) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.

3.2.3	Rate of Interest for Floating Rate Instruments

The Rate of Interest in respect of Floating Rate Instruments for each Interest Accrual Period shall be determined in the manner specified in the relevant Final Terms and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified on this Instrument.

(a)

ISDA Determination for Floating Rate Instruments: Where ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (a), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate which would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(i)	the Floating Rate Option is as specified in the relevant Final Terms;

(ii)	the Designated Maturity is a period specified in the relevant Final Terms; and

(iii)	the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified in the relevant Final Terms.

For the purposes of this sub-paragraph (a), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions.

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(b)	Screen Rate Determination for Floating Rate Instruments:

(i)

Where Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be either:

(x)	the offered quotation; or

(y)	the arithmetic mean of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (being either LIBOR or EURIBOR, as specified in the applicable Final Terms) which appears or appear, as the case may be, on the Relevant Screen Page (or such replacement page on that service which displays the information) as at either 11.00 a.m. (London time in the case of LIBOR or Brussels time in the case of EURIBOR) on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations.

(ii)

if the Relevant Screen Page is not available or if, sub-paragraph (i)(x) applies and no such offered quotation appears on the Relevant Screen Page or if sub-paragraph (i)(y) above applies and fewer than three such offered quotations appear on the Relevant Screen Page in each case as at the time specified above, subject as provided below, the Calculation Agent shall request, if the Reference Rate is LIBOR, the principal London office of each of the Reference Banks or, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time), or if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; and

(iii)

if paragraph (ii) above applies and the Calculation Agent determines that fewer than two Reference Banks are providing offered quotations, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would

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have been used for the Reference Rate by leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, or, if fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Trustee and the Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period).

(c)

Linear Interpolation: Where Linear Interpolation is specified hereon as applicable in respect of an Interest Accrual Period, the Rate of Interest for such Interest Accrual Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified hereon as applicable) or the relevant Floating Rate Option (where ISDA Determination is specified hereon as applicable), one of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Accrual Period and the other of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Accrual Period provided however that if there is no rate available for the period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as it determines appropriate.

“Applicable Maturity” means: (a) in relation to Screen Rate Determination, the period of time designated in the Reference Rate and (b) in relation to ISDA Determination, the Designated Maturity.

3.3	Zero Coupon Instruments

Where an Instrument, the Interest Basis of which is specified to be Zero Coupon, is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Instrument. As from the Maturity Date, the Rate of Interest for any overdue principal of

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such an Instrument shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as defined in Condition 4.4.1(b)).

3.4	Accrual of Interest

Interest shall cease to accrue on each Instrument on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (as well after as before judgment) at the Rate of Interest in the manner provided in this Condition 3 to the Relevant Date (as defined in Condition 6).

3.5	Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding

(i)

If any Margin is specified in the relevant Final Terms (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 3.2.3(b) above, by adding (if a positive number) or subtracting (if a negative number) the absolute value of such Margin, subject always to the next paragraph.

(ii)

If any Maximum or Minimum Rate of Interest, or Redemption Amount is specified in the relevant Final Terms, then any Rate of Interest, or Redemption Amount shall be subject to such maximum or minimum, as the case may be.

(iii)

For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means the lowest amount of such currency which is available as legal tender in the country of such currency.

3.6	Calculations

The amount of interest payable per Calculation Amount in respect of any Instrument for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount as specified in the relevant Final Terms, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Instrument for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated.

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3.7	Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts

The Calculation Agent shall as soon as practicable on each Interest Determination Date or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts for the relevant Interest Accrual Period, calculate the Redemption Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount, or any Optional Redemption Amount to be notified to the Trustee, the Issuer, each of the Paying Agents, the Instrumentholders, any other Calculation Agent appointed in respect of the Instruments that is to make a further calculation upon receipt of such information and, if the Instruments are listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 3.2.3(b)(ii), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Instruments become due and payable under Condition 8, the accrued interest and the Rate of Interest payable in respect of the Instruments shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

3.8	Determination or Calculation by Trustee

If the Calculation Agent does not at any time for any reason determine or calculate the Rate of Interest for an Interest Accrual Period or any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount the Trustee shall do so (or shall appoint an agent on its behalf to do so) and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee shall apply the preceding provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

3.9	Definitions

In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Business Day” means:

(a)

in the case of a currency other than Euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency; and/or

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(b)	in the case of Euro, a day on which the TARGET System is operating (a “TARGET Business Day”); and/or

(c)

in the case of a currency and/or one or more Business Centres as specified in the relevant Final Terms, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency or, if no currency is indicated, generally in each of the Business Centres.

“Day Count Fraction” means, in respect of the calculation of an amount of interest on any Instrument for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or Interest Accrual Period, the “Calculation Period”):

(a)

if “Actual/Actual” or “Actual/Actual-ISDA” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (i) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(b)	if “Actual/365 (Fixed)” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365;

(c)	if “Actual/360” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 360;

(d)	if “30/360”, “360/360” or “Bond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 –Y1)] + [30 x (M2 –M1)]+ (D2 –D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(e)	if “30E/360” or “Eurobond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows:

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Day Count Fraction =	[360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30;

(f)	if “30E/360 (ISDA)” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; and

(g)	if “Actual/Actual-ICMA” is specified in the relevant Final Terms:

(i)

if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the actual number of days in the Calculation Period divided by the product of (x) the actual number of days in such

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Determination Period and (y) the number of Determination Periods in any year; and

(ii)	if the Calculation Period is longer than one Determination Period, the sum of:

(A)

the actual number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (a) the actual number of days in such Determination Period and (b) the number of Determination Periods in any year; and

(B)

the actual number of days in such Calculation Period falling in the next Determination Period divided by the product of (a) the actual number of days in such Determination Period and (b) the number of Determination Periods in any year, where:

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date; and

“Determination Date” means the date specified as such in the relevant Final Terms or, if none is so specified, the Interest Payment Date.

“Euro-zone” means the region comprising of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community as amended.

“Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

“Interest Amount” means:

(a)

in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Instruments, and unless otherwise specified in the relevant Final Terms, shall mean the Fixed Coupon Amount or Broken Amount specified in the relevant Final Terms as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and

(b)	in respect of any other period, the amount of interest payable per Calculation Amount for that period.

“Interest Commencement Date” means the Issue Date or such other date as may be specified in the relevant Final Terms.

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the relevant Final Terms or, if none is so specified, (a) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (b) the day falling two Business Days in London prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor Euro or (c) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is Euro.

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“Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms, as the same may be adjusted in accordance with the relevant Business Day Convention.

“Interest Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date unless otherwise specified in the applicable Final Terms.

“Interest Period Date” means each Interest Payment Date unless otherwise specified in the relevant Final Terms.

“ISDA Definitions” means the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc.

“Rate of Interest” means the rate of interest payable from time to time in respect of this Instrument and that is either specified on, or calculated in accordance with the provisions of, the relevant Final Terms.

“Redemption Amount” means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of the relevant Final Terms.

“Reference Banks” means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Calculation Agent.

“Reference Rate” means the rate specified as such in the relevant Final Terms.

“Relevant Screen Page” means such page, section, caption, column or other part of a particular information service as may be specified in the relevant Final Terms.

“Specified Currency” means the currency specified as such in the relevant Final Terms or, if none is specified, the currency in which the Instruments are denominated.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor to it.

3.10	Calculation Agent

The Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them in the relevant Final Terms and for so long as any Instrument is outstanding. Where more than one Calculation Agent is appointed in respect of the Instruments, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under these Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Period or Interest Accrual Period or to calculate any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other

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requirement, the Issuer shall (with the prior approval of the Trustee) appoint a leading bank or financial institution engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) which is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as specified in this paragraph.

4	Redemption, Purchase and Options

4.1	Final Redemption

Unless previously redeemed, purchased and cancelled as provided below, this Instrument will be redeemed at its Final Redemption Amount (which, unless otherwise provided, is its nominal amount) on the Maturity Date specified in the relevant Final Terms.

4.2	Redemption for Taxation Reasons

If, on the occasion of the next payment in respect of the Instruments the Issuer satisfies the Trustee immediately before the giving of the notice referred to below that it would be unable to make such payment without having to pay additional amounts as described in Condition 6, and such requirement to pay such additional amounts arises by reason of a change in the laws of the United States of America or any political sub division of the United States of America or any authority in or of the United States of America having power to tax or in the interpretation or application of the laws of the United States of America or any political sub-division of the United States of America or any authority in or of the United States of America having power to tax or in any applicable double taxation treaty or convention, which change becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Instruments, and such requirement cannot be avoided by the Issuer taking reasonable measures (such measures not involving any material additional payments by, or expense for, the Issuer), the Issuer may, at its option, at any time, having given not less than 30 nor more than 45 days’ notice to the Instrumentholders in accordance with Condition 13, redeem all, but not some only, of the Instruments at their Early Redemption Amount together with interest accrued to the date of redemption provided that the date fixed for redemption shall not be earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts or make such withholding or deduction, as the case may be, were a payment in respect of the Instruments then due. Prior to the publication of any notice of redemption pursuant to this Condition 4.2, the Issuer shall deliver to the Trustee a certificate signed by two directors of the Issuer stating that the requirement referred to above cannot be avoided by the Issuer taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on Instrumentholders

4.3	Purchases

The Issuer and any of its Subsidiaries may at any time purchase Instruments in the open market or otherwise at any price.

“Subsidiary” means any corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Issuer.

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4.4	Early Redemption

4.4.1	Zero Coupon Instruments

(a)

The Early Redemption Amount payable in respect of any Zero Coupon Instrument upon redemption of such Instrument pursuant to Condition 4.2 or upon it becoming due and payable as provided in Condition 8 shall be the Amortised Face Amount (calculated as provided below) of such Instrument.

(b)

Subject to the provisions of sub-paragraph (c) below, the Amortised Face Amount of any such Instrument shall be the scheduled Final Redemption Amount of such Instrument on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is specified in the relevant Final Terms, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Instruments if they were discounted back to their issue price on the Issue Date) compounded annually.

(c)

If the Early Redemption Amount payable in respect of any such Instrument upon its redemption pursuant to Condition 4.2 or, if applicable, Condition 4.5 or upon it becoming due and payable as provided in Condition 8, is not paid when due, the Early Redemption Amount due and payable in respect of such Instrument shall be the Amortised Face Amount of such Instrument as defined in sub paragraph (b) above, except that such sub-paragraph shall have effect as though the reference in that sub-paragraph to the date on which the Instrument becomes due and payable was replaced by a reference to the Relevant Date as defined in Condition 6. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (as well after as before judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Instrument on the Maturity Date together with any interest that may accrue in accordance with Condition 3.2.

Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction specified in the relevant Final Terms.

4.4.2	Other Instruments

The Early Redemption Amount payable in respect of any Instrument (other than Instruments described in Condition 4.4.1), upon redemption of such Instrument pursuant to this Condition 4.4 or upon it becoming due and payable as provided in Condition 8, shall be the Final Redemption Amount unless otherwise specified in the relevant Final Terms.

4.5	Redemption at the Option of the Issuer and Exercise of Issuer’s Options

4.5.1

If (i) Residual Holding Call Option is specified in the relevant Final Terms, and (ii) if at any time the Residual Holding Percentage or more of the aggregate nominal amount of Instruments originally issued shall have been redeemed or purchased and cancelled, the Issuer shall have the option to redeem such outstanding Instruments in whole, but not in part, at their Residual Holding Redemption Amount. Unless otherwise specified in the relevant Final Terms, the Residual Holding Redemption Amount will be calculated by the Calculation Agent by discounting the outstanding nominal amount of the Instruments and the remaining interest payments (if applicable) to the Maturity Date by a rate per annum (expressed as a percentage to the nearest one hundred thousandth of a

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percentage point (with halves being rounded up)) equal to the Benchmark Yield, being the yield on the Benchmark Security at the close of business on the third Business Day prior to the date fixed for such redemption, plus the Benchmark Spread. Where the specified calculation is to be made for a period of less than one year, it shall be calculated using the Benchmark Day Count Fraction. The Issuer will give not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders and the Trustee of any such redemption pursuant to this Condition 4.5.1.

4.5.2

If Call Option is specified in the relevant Final Terms, the Issuer may, unless an Exercise Notice has been given pursuant to Condition 4.6, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms), redeem, or exercise any Issuer’s option in relation to, all or, if so provided, some of such Instruments on any Optional Redemption Date(s) or Option Exercise Date, as the case may be. Any such redemption of Instruments shall be at their Optional Redemption Amount together with interest accrued to but excluding the date fixed for redemption. Any such redemption or exercise must relate to Instruments of a nominal amount at least equal to the minimum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms and no greater than the maximum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms.

All Instruments in respect of which any such notice is given shall be redeemed, or the Issuer’s option shall be exercised, on the date specified in such notice in accordance with this Condition.

In the case of a partial redemption or a partial exercise of the Issuer’s option, the notice to Instrumentholders shall also specify the nominal amount of Instruments drawn and the holder(s) of such Instruments, to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws, listing authority and stock exchange requirements.

4.5.3

If Make-whole Redemption Option is specified in the relevant Final Terms as applicable, the Issuer may, unless an Exercise Notice has been given pursuant to Condition 4.6, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms), redeem, or exercise any Issuer’s option in relation to, all or, if so provided, some of such Instruments on any Make-whole Redemption Date(s). Any such redemption of Instruments shall be at an amount equal to the higher of the following, in each case together with interest accrued to but excluding the date fixed for redemption:

(i)	the nominal amount of the Instrument; and

(ii)

the nominal amount of the Instrument multiplied by the price (as reported in writing to the Issuer and the Trustee by a financial adviser (the “Financial Adviser”) appointed by the Issuer and approved by the Trustee) and confirmed in writing by the Issuer to the Trustee expressed as a percentage (rounded to the nearest five decimal places, 0.000005 being rounded upwards) at which the Gross Redemption Yield (as defined below) on the Instruments on the Determination Date specified in the Final Terms is equal

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to the Gross Redemption Yield at the Quotation Time specified in the relevant Final Terms on the Determination Date of the Reference Bond specified in the relevant Final Terms (or, where the Financial Adviser advises the Trustee that, for reasons of illiquidity or otherwise, such Reference Bond is not appropriate for such purpose, such other government stock as such Financial Adviser may recommend) plus any applicable Redemption Margin specified in the Final Terms.

Any such redemption or exercise must relate to Instruments of a nominal amount at least equal to the minimum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms and no greater than the maximum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms.

All Instruments in respect of which any such notice is given shall be redeemed, or the Issuer’s option shall be exercised, on the date specified in such notice in accordance with this Condition.

In the case of a partial redemption or a partial exercise of an Issuer’s option, the notice to Instrumentholders shall also contain the serial numbers of the Instruments to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws, listing authority and stock exchange requirements.

In this Condition:

“Gross Redemption Yield” means a yield calculated in accordance with generally accepted market practice at such time, as advised to the Trustee by the Financial Adviser.

4.6	Redemption at the Option of Instrumentholders

If Put Option is specified in the relevant Final Terms, the Issuer shall, at the option of any Instrumentholder, upon such Instrumentholder giving not less than 15 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified in the relevant Final Terms) redeem such Instrument on the Optional Redemption Date(s) (as specified in the relevant Final Terms) at its Optional Redemption Amount (as specified in the Final Terms) together with interest accrued to the date fixed for redemption.

To exercise such option (which must be exercised on an Option Exercise Date) the holder must deposit the Certificate representing the Instrument(s) with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the Instrumentholders’ Option Period (as specified in the Final Terms). No Instrument so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer.

4.7	Cancellation

All Instruments redeemed pursuant to any of the foregoing provisions will be cancelled forthwith. All Instruments purchased by or on behalf of the Issuer or any of its Subsidiaries may, at the option of the Issuer be held by or may be surrendered for cancellation, but may not be resold and when held by the Issuer or any of its Subsidiaries shall not entitle the holder to vote at any meeting of Instrumentholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of Instrumentholders or

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for the purposes of Condition 10. Instruments may be surrendered for cancellation by surrendering the Certificate representing such Instruments to the Registrar and, in each case, if so surrendered, shall, together with all Instruments redeemed by the Issuer, be cancelled forthwith.

5	Payments

5.1	Payments in respect of Instruments

Payments of principal in respect of Instruments shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in paragraph (ii) below.

Interest on Instruments shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the “Record Date”). Payments of interest on each Instrument shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first named of joint holders) of such Instrument at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank.

5.2	Payments subject to Fiscal Laws etc.

All payments are subject in all cases to (i) any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 6 and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471 (b) of the U.S. Internal Revenue Code 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 to 1474 (inclusive) of the Code, any United States Treasury Regulations or agreements thereunder, any official interpretations thereof, any successor, substitute or similar legislation or law or any law implementing an intergovernmental approach thereto. No commission or expenses shall be charged to the Instrumentholders in respect of such payments.

5.3	Appointment of Agents

The Issuing and Paying Agent, the Paying Agents and the Calculation Agent initially appointed by the Issuer and their respective specified offices are listed below. The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any holder. The Issuer reserves the right at any time with the approval of the Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuer shall at all times maintain (a) an Issuing and Paying Agent, (b) a Paying Agent having its specified office in a major European city, (c) a Calculation Agent where the Conditions so require one, (d) so long as the Instruments are listed on any stock exchange or admitted to listing by any other relevant authority, a Paying Agent having a specified office in such place as may be required by the rules and regulations of any other relevant stock exchange or other relevant authority, (e) to the extent that the Issuer is able to do so and not provided for by the foregoing provisions of this Condition 5.3, a Paying Agent with a specified office in a European Union member state that is not obliged to

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withhold or deduct tax pursuant to European Council Directive 2003/48/EC (as amended from time to time) or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing, or introduced in order to conform to any such Directive and (f) a Registrar and a Transfer Agent. As used in these Conditions, the terms “Issuing and Paying Agent”, “Calculation Agent”, “Registrar”, “Transfer Agent” and “Paying Agent” include any additional or replacement Issuing and Paying Agent, Calculation Agent, Registrar, Transfer Agent or Paying Agent appointed under this Condition.

Notice of any such change or any change of any specified office shall promptly be given to the Instrumentholders in accordance with Condition 13.

5.4	Non-business days

If any date for payment in respect of any Instrument is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the place in which the specified office of the Registrar is located, in such jurisdictions as shall be specified as “Financial Centres” in the relevant Final Terms and:

5.4.1

(in the case of a payment in a currency other than Euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency; or

5.4.2	(in the case of a payment in Euro) which is a TARGET Business Day.

6	Taxation

All payments of principal and interest by or on behalf of the Issuer in respect of the Instruments will be made without withholding or deduction for or on account of, any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the United States of America or any political sub-division of the United States of America or any authority in or of the United States of America having power to tax, unless such withholding or deduction is compelled by law. In that event, the Issuer will pay such additional amounts of principal and interest as will result in the payment to the Instrumentholders of the amounts which would otherwise have been receivable in respect of the Instruments had no withholding or deduction been made, except that no such additional amounts shall be payable in respect of any Instrument (or the Certificate representing it) presented for payment:

(a)

by or on behalf of, a person who is liable to such taxes or duties in respect of such Instrument (or the Certificate representing such Instrument) by reason of his having some connection with the United States of America other than the mere holding of such Instrument (or the Certificate representing such Instrument); or

(b)	by or on behalf of a person who would not be liable or subject to such deduction or withholding by making a declaration of non-residence or other claim for exemption to a tax authority; or

(c)	more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amounts on presenting the same (or in

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respect of which the Certificate representing it is presented) for payment on such 30th day; or

(d)

by a holder which is or was a controlled foreign corporation, personal holding company or passive foreign investment company with respect to the United States or a corporation that accumulates earnings to avoid United States federal income tax; or

(e)	if such tax is an estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment, or governance charge; or

(f)	by or on behalf of a holder which is or has been a “10 per cent. shareholder” of the obligor of the Instruments as defined in Section 871(h)(3) of the Code or any successor provisions; or

(g)

by or on behalf of a holder who would have been able to avoid such withholding or deduction by satisfying any statutory or procedural requirements (including, without limitation, the provision of information or a United States Internal Revenue Service Form W-8 or Form W-9 (or a successor form)) including any requirements imposed by Sections 1471 to 1474 (inclusive) of the Code, any United States Treasury Regulations or other agreements thereunder, any official interpretations thereof, any successor, substitute or similar legislation or law, or any law implementing an intergovernmental approach thereto; or

(h)	in the case of any combination of items (a) to (g) above.

As used in these Conditions, “Relevant Date” in respect of any Instrument means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the Instrumentholders in accordance with Condition 13 that, upon further presentation of the Instrument being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (a) “principal” shall be deemed to include any premium payable in respect of the Instruments, all Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 4 or any amendment or supplement to it, (b) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 3 or any amendment or supplement to it and (c) “principal” and/or “interest” shall be deemed to include any additional amounts which may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed.

7	Prescription

Claims against the Issuer for payment in respect of the Instruments shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

8	Events of Default

If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by the holders of at least one-quarter in nominal amount of

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the Instruments then outstanding or if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), give notice to the Issuer at its registered office that the Instruments are, and they shall accordingly immediately become due and repayable at their Redemption Amount together with accrued interest (if any) to the date of payment:

(a)	Non-Payment

there is default for more than 30 days in the payment of any principal or interest due in respect of the Instruments; or

(b)	Breach of Other Obligations

there is default in the performance or observance by the Issuer of any other obligation or provision under the Trust Deed or the Instruments (other than any obligation for the payment of any principal or interest in respect of the Instruments) which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not remedied within 90 days after notice of such default shall have been given to the Issuer by the Trustee; or

(c)	Cross-Acceleration

if (i) any other present or future Relevant Indebtedness of the Issuer or a Principal Subsidiary becomes due and payable prior to its stated maturity by reason of any actual event of default or (ii) any amount in respect of such Relevant Indebtedness is not paid when due or, as the case may be, within any applicable grace period, provided that the aggregate amount of the Relevant Indebtedness in respect of which one or more of the events mentioned above in this paragraph (c) have occurred equals or exceeds U.S.$100,000,000 for the period up to and including 31 March 2017 and, thereafter, U.S.$200,000,000; or

(d)	Winding-up

a resolution is passed, or a final order of a court in the United States of America is made and, where possible, not discharged or stayed within a period of 90 days, that the Issuer be wound up or dissolved; or

(e)	Enforcement Proceedings

attachment is made of the whole or substantially the whole of the assets or undertakings of the Issuer and such attachment is not released or cancelled within 90 days or an encumbrancer takes possession or an administrative or other receiver or similar officer is appointed of the whole or substantially the whole of the assets or undertaking of the Issuer or an administration or similar order is made in relation to the Issuer and such taking of possession, appointment or order is not released, discharged or cancelled within 90 days; or

(f)	Insolvency

the Issuer ceases to carry on all or substantially all of its business or is unable to pay its debts; or

(g)	Bankruptcy

the Issuer is adjudged bankrupt or insolvent by a court of competent jurisdiction in the United States of America,

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provided that in the case of paragraph (b) the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Instrumentholders.

For the purposes of this Condition 8, “Principal Subsidiary” means KeySpan Corporation, KeySpan Energy Delivery New York, KeySpan Energy Delivery Long Island, Niagara Mohawk Power Corporation, Massachusetts Electric Company, the Narragansett Electric Company and New England Power Company, and includes any successor entity thereto or any member of the group of companies comprising NGUSA or NGNA and each of their subsidiaries (the “Group”) to which all or substantially all of the assets of a Principal Subsidiary are transferred. In the event that all or substantially all of the assets of a Principal Subsidiary are transferred to a member of the Group as described above, the transferor of such assets shall cease to be deemed to be a Principal Subsidiary for the purposes of this Condition.

9	Enforcement

The Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce any obligation, condition or provision binding on the Issuer under the Instruments or under the Trust Deed, but shall not be bound to do so unless:

(a)	it has been so directed by an Extraordinary Resolution or in writing by the holders of at least one-quarter of the principal amount of the Instruments outstanding; and

(b)	it has been indemnified to its satisfaction.

No Instrumentholder shall be entitled to institute proceedings directly against the Issuer unless the Trustee, having become bound to proceed as specified above, fails to do so within a reasonable time and such failure is continuing.

10	Meetings of Instrumentholders, Modifications and Substitution

10.1	Meetings of Instrumentholders

The Trust Deed contains provisions for convening meetings of Instrumentholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. An Extraordinary Resolution duly passed at any such meeting shall be binding on Instrumentholders (whether or not they were present at the meeting at which such resolution was passed) except that any Extraordinary Resolution proposed, inter alia, (a) to amend the dates of maturity or redemption of the Instruments or any date for payment of interest on the Instruments, (b) to reduce or cancel the nominal amount of or any premium payable on redemption of the Instruments, (c) to reduce the rate or rates of interest in respect of the Instruments or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Instruments, (d) if a Minimum and/or a Maximum Rate of Interest is shown on the face of the Instrument, to reduce any such Minimum and/or Maximum Rate of Interest, (e) to vary any method of calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, (f) to take any steps that as specified in this Instrument may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply, and (g) to modify the provisions concerning the quorum required at any meeting of Instrumentholders or the majority

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required to pass the Extraordinary Resolution will only be binding if passed at a meeting of the Instrumentholders (or at any adjournment of that meeting) at which a special quorum (as defined in the Trust Deed) is present. A resolution in writing signed by the holders of not less than 95 per cent. in nominal amount of the Instruments will be binding on all Instrumentholders. The Issuer may convene a meeting of the holders of any or all Instruments issued pursuant to the Agency Agreement and not forming a single series with the Instruments to which meeting the provisions referred to above apply as if all such Instruments formed part of the same series, provided that the proposals to be considered at such meeting affect the rights of the holders of the Instruments of each series attending the meeting in identical respects (save insofar as the Conditions applicable to each such series are not identical).

10.2	Modification of the Trust Deed

The Trustee may agree, without the consent of the Instrumentholders to (a) any modification of any of the provisions of the Trust Deed that is of a formal, minor or technical nature or is made to correct a manifest error, and (b) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed that is in the opinion of the Trustee not materially prejudicial to the interests of the Instrumentholders. Any such modification, authorisation or waiver shall be binding on the Instrumentholders and, if the Trustee so requires, such modification shall be notified to the Instrumentholders as soon as practicable.

10.3	Substitution

The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Instrumentholders, to the substitution of any other company in place of the Issuer or of any previous substituted company, as principal debtor under the Trust Deed and the Instruments. In the case of such a substitution the Trustee may agree, without the consent of the Instrumentholders, to a change of the law governing the Instruments and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Instrumentholders.

10.4	Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Instrumentholders as a class and shall not have regard to the consequences of such exercise for individual Instrumentholders and the Trustee shall not be entitled to require, nor shall any Instrumentholder be entitled to claim, from the Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Instrumentholders.

11	Replacement of Certificates

If a Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, listing authority and stock exchange regulations, at the specified office of the Registrar or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Instrumentholders, in each case on payment by the claimant of the fees and costs incurred in connection with that replacement and on such terms as to evidence, security and indemnity (which

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may provide, inter alia, that if the allegedly lost, stolen or destroyed Certificate is subsequently presented for payment there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Certificates and otherwise as the Issuer may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

12	Further Issues

The Issuer may from time to time without the consent of the Instrumentholders create and issue further instruments having the same terms and conditions as the Instruments and so that such further issue shall be consolidated and form a single series with such Instruments.

References in these Conditions to the Instruments include (unless the context requires otherwise) any other instruments issued pursuant to this Condition and forming a single series with the Instruments. Any such further instruments forming a single series with Instruments constituted by the Trust Deed or any deed supplemental to it shall, and any other instruments may (with the consent of the Trustee), be constituted by the Trust Deed.

The Trust Deed contains provisions for convening a single meeting of the Instrumentholders and the holders of instruments of other series if the Trustee so decides.

13	Notices

Notices to the Instrumentholders shall be mailed to them at their respective addresses shown in the Register and shall be deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing.

14	Indemnification of Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including but not limited to provisions relieving it from any obligation to (a) appoint an independent financial adviser and (b) take proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer or any of its subsidiary undertakings, parent undertakings, joint ventures or associated undertakings without accounting for any profit resulting from these transactions and to act as trustee for the holders of any other securities issued by the Issuer or any of its subsidiary undertakings, parent undertakings, joint ventures or associated undertakings.

15	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Instruments under the Contracts (Rights of Third Parties) Act 1999.

16	Governing Law and Jurisdiction

16.1	Governing Law

The Instruments and any non-contractual obligations arising out of or in connection with the Instruments are governed by, and shall be construed in accordance with, English law.

16.2	Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with the Instruments. The Issuer agrees that the courts of England are

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the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary. Nothing in this Condition 16 prevents the Trustee or any Instrumentholder from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or Instrumentholders may take concurrent Proceedings in any number of jurisdictions.

16.3	Process Agent

The Issuer has irrevocably appointed National Grid plc at its registered office for the time being, currently at 1-3 Strand, London WC2N 5EH as its agent in England to receive, for it and on its behalf, service of process in any Proceedings in England. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.

17	Transfers of Instruments

(a)	Transfers of Instruments

One or more Instruments may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Instruments to be transferred, together with the form of transfer endorsed on such Certificate (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar or such Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Instruments represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Instruments and entries on the Register will be made subject to the detailed regulations concerning transfers of Instruments scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Registrar and the Trustee. A copy of the current regulations will be made available by the Registrar to any Instrumentholder upon request.

(b)	Exercise of Options or Partial Redemption

In the case of an exercise of an Issuer’s or Instrumentholders’ option in respect of, or a partial redemption of, a holding of Instruments represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Instruments of the same holding having different terms, separate Certificates shall be issued in respect of those Instruments of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Instruments to a person who is already a holder of Instruments, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding.

(c)	Delivery of New Certificates

Each new Certificate to be issued pursuant to Conditions 17(a) or (b) shall be available for delivery within three business days of receipt of the form of transfer or

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Exercise Notice and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 17(c), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).

(d)	Transfers Free of Charge

Transfers of Certificates on registration, transfer, exercise of an option or partial redemption shall be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require).

(e)	Closed Periods

No Instrumentholder may require the transfer of an Instrument to be registered (i) during the period of 15 days ending on the due date for redemption of that Instrument, (ii) during the period of 15 days prior to any date on which Instruments may be called for redemption by the Issuer at its option pursuant to Condition 4.5, (iii) after any such Instrument has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date.

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Schedule 3

Provisions for Meetings of Instrumentholders

Interpretation

1	In this Schedule:

1.1	references to a meeting are to a meeting of Instrumentholders of a single Series of Instruments issued by the Issuer and include, unless the context otherwise requires, any adjournment;

1.2

references to “Instruments” and “Instrumentholders” are only to the Instruments of the Series in respect of which a meeting has been, or is to be, called, and to the holders of these Instruments, respectively;

1.3	“agent” means a holder of a voting certificate or a proxy for, or representative of, an Instrumentholder;

1.4	“Extraordinary Resolution” means a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast;

1.5	“voting certificate” means a certificate issued in accordance with paragraphs 5, 6, 7 and 14; and

1.6

references to persons representing a proportion of the Instruments are to Instrumentholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Instruments for the time being outstanding.

Powers of meetings

2	A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

2.1

to sanction any proposal by the relevant Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Instrumentholders against such Issuer whether or not those rights arise under this Trust Deed;

2.2	to sanction the exchange or substitution for the Instruments of, or the conversion of the Instruments into, shares, bonds or other obligations or securities of the relevant Issuer or any other entity;

2.3	to assent to any modification of this Trust Deed or the Instruments proposed by the relevant Issuer or the Trustee;

2.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

2.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

2.6	to appoint any persons (whether Instrumentholders or not) as a committee or committees to represent the Instrumentholders’ interests and to confer on them any powers or

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discretions which the Instrumentholders could themselves exercise by Extraordinary Resolution;

2.7	to approve a proposed new Trustee and to remove a Trustee;

2.8	to approve the substitution of any entity for the relevant Issuer (or any previous substitute) as principal debtor under this Trust Deed; and

2.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Instruments ,

provided that the special quorum provisions in paragraph 18 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2.2 or 2.8, any of the proposals listed in Condition 10.1 or any amendment to this proviso.

Convening a meeting

3

The relevant Issuer or the Trustee may at any time convene a meeting. If it receives a written request by Instrumentholders holding at least 10 per cent. in nominal amount of the Instruments of any Series for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of the Instrumentholders of that Series. Every meeting shall be held at a time and place approved by the Trustee.

4

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Instrumentholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Instrumentholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable.

Arrangements for voting

5

If a holder of an Instrument wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it.

6	A voting certificate shall:

6.1	be a document in the English language;

6.2	be dated;

6.3	specify the meeting concerned and the serial numbers of the Instruments deposited; and

6.4	entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Instruments.

7	Once a Paying Agent has issued a voting certificate for a meeting in respect of an Instrument, it shall not release the Instrument until either:

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7.1	the meeting has been concluded; or

7.2	the voting certificate has been surrendered to the Paying Agent.

8

8.1

A holder of an Instrument may, by an Instrument in writing in the form available from the specified office of a Transfer Agent in the English language executed by or on behalf of the holder and delivered to the Transfer Agent at least 24 hours before the time fixed for a meeting, appoint any person (a “proxy”) to act on his behalf in connection with that meeting. A proxy need not be an Instrumentholder.

8.2

A corporation which holds an Instrument may, by delivering to a Transfer Agent at least 24 hours before the time fixed for a meeting a certified copy of a resolution of its directors or other governing body (with, if it is not in English, a certified translation into English), authorise any person to act as its representative (a “representative”) in connection with that meeting.

Chairman

9

The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Instrumentholders or agents present shall choose one of their number to be chairman, failing which the relevant Issuer may appoint a chairman. The chairman need not be an Instrumentholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

10	The following may attend and speak at a meeting:

10.1	Instrumentholders and agents;

10.2	the chairman;

10.3	the relevant Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers; and

10.4	the Dealers and their advisers.

No one else may attend or speak.

Quorum and Adjournment

11

No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Instrumentholders or if the relevant Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

12	Two or more Instrumentholders or agents present in person shall be a quorum:

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12.1	in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Instruments which they represent; and

12.2	in any other case, only if they represent the proportion of the Instruments shown by the table below.

Column 1	Column 2	Column 3

Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum

	Required proportion	Required proportion

To pass a special quorum resolution	Two thirds	One third

To pass any other Extraordinary Resolution	A clear majority	No minimum proportion

Any other purpose	10 per cent.	No minimum proportion

13

The chairman, may with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.

14

At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. However, no notice need otherwise be given of an adjourned meeting.

Voting

15

Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the relevant Issuer, the Trustee or one or more persons holding one or more Instruments or voting certificates or representing 2 per cent. of the Instruments.

16

Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

17

If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

18	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

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19

On a show of hands every person who is present in person and who produces a Certificate of which he is the registered holder or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each integral currency unit of the Specified Currency of such Series of Instruments so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

20	In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution

21

An Extraordinary Resolution shall be binding on all the Instrumentholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The relevant Issuer shall give notice of the passing of an Extraordinary Resolution to Instrumentholders within 14 days but failure to do so shall not invalidate the resolution.

22

A resolution in writing signed by or on behalf of the holders of not less than 95 per cent. in nominal amount of the Instruments who for the time being are entitled to receive notice of a meeting in accordance with the provisions of this Schedule shall for all purposes be as valid and effectual as an Extraordinary Resolution passed at a meeting of such Instrumentholders duly convened and held in accordance with the provisions of this Schedule. Such resolution in writing may be contained in one document or several documents in similar form each signed by or on behalf of one or more of the Instrumentholders.

Minutes

23

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Trustee’s Power to Prescribe Regulations

24

Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Instrumentholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

25

The holder of a Global Certificate shall (unless such Global Certificate represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders.

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26	The above provisions of this Schedule shall have effect subject to the following provisions:

26.1

Meetings of Instrumentholders of separate Series will normally be held separately. However, the Trustee may from time to time determine that meetings of Instrumentholders of separate Series shall be held together.

26.2	A resolution that in the opinion of the Trustee affects one Series alone shall be deemed to have been duly passed if passed at a separate meeting of the Instrumentholders of the Series concerned.

26.3

A resolution that in the opinion of the Trustee affects the Instrumentholders of more than one Series but does not give rise to a conflict of interest between the Instrumentholders of the different Series concerned shall be deemed to have been duly passed if passed at a single meeting of the Instrumentholders of the relevant Series provided that for the purposes of determining the votes an Instrumentholder is entitled to cast pursuant to paragraph 19, each Instrumentholder shall have one vote in respect of each whole Euro 1.00 nominal amount of Instruments held, converted, if such Instruments are not denominated in Euro, in accordance with Clause 8.13 (Currency Conversion).

26.4

A resolution that in the opinion of the Trustee affects the Instrumentholders of more than one Series and gives or may give rise to a conflict of interest between the Instrumentholders of the different Series concerned shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the Instrumentholders of the relevant Series.

26.5

To all such meetings as previously set out all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Instruments and to Instrumentholders were references to the Instruments and Instrumentholders of the Series concerned.

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In witness of which this Trust Deed is delivered on the date stated at the beginning.

NATIONAL GRID USA

By:	/s/ Malcom Cooper

NATIONAL GRID NORTH AMERICA INC.

By:	/s/ Malcolm Cooper

EXECUTED AS A DEED BY AFFIXING THE COMMON SEAL OF THE LAW DEBENTURE TRUST CORPORATION p.l.c. acting by:

Director	/s/ Richard Rance and

Authorised Signatory:	/s/ Sonal Ambasna

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